UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2025

INSPIRE VETERINARY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41792	85-4359258
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

780 Lynnhaven Parkway, Suite 400 Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 734-5464

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	IVP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported in Current Reports on Form 8-K filed by Inspire Veterinary Partners, Inc. (the “Company”) on August 4, 2025 and September 15, 2025, the Company issued shares of its Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) to certain accredited investors, and established the rights, preferences and privileges of the Series B Preferred Stock pursuant to a Certificate of Designation of Series B Convertible Preferred Stock filed with the Nevada Secretary of State on July 29, 2025 (the “Certificate of Designation”).

On December 1, 2025, pursuant to Section 32(aa) of the Certificate of Designation, the Company entered into an agreement with the Required Holders under the Certificate of Designation, to lower the Floor Price (as defined in the Certificate of Designation) from $0.1879 to $0.05 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events and in accordance with the other adjustment provisions of the Certificate of Designation).

On December 1, 2025, the Company also entered into a waiver agreement with the Required Holders to permit a redemption of 2,027 shares of Series B Preferred Stock for approximately $2.7 million.

On December 4, 2025, the Company entered into an amendment to the promissory notes issued to Target Capital 1 LLC on June 10, 2025 and June 30, 2025 (the “Notes”) to lower the Floor Price (as defined in the Notes) from $0.1879 to $0.05 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events and in accordance with the other adjustment provisions of the Notes). The Notes also were amended to prohibit Target from converting the Notes to the extent (but only to the extent) Target or any of its affiliates would beneficially own a number of shares of the Company’s Class A common stock which would exceed 4.99% of the outstanding shares of the Company.

The foregoing descriptions of the agreements are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item. 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Agreement Regarding Adjustment of Floor Price, dated December 1, 2025, between Inspire Veterinary Partners, Inc. and the Required Holders.
10.2	Limited Waiver and Amendment Agreement, dated December 1, 2025, between Inspire Veterinary Partners, Inc. and the Required Holders.
10.3	Amendment to the Promissory Notes, dated December 4, 2025, between Inspire Veterinary Partners, Inc. and Target Capital 1 LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2025	INSPIRE VETERINARY PARTNERS, INC.

	By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	President and Chief Executive Officer

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